SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 June 19, 2001
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                           Jones Apparel Group, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                 Pennsylvania
    -----------------------------------------------------------------------
                (State or other jurisdiction of incorporation)

           1-10746                        06-0935166
--------------------------   -------------------------------------
 (Commission File Number)      (IRS Employer Identification No.)

250 Rittenhouse Circle, Bristol PA                  19007
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(Address of principal executive offices)         (Zip Code)

                                (215) 785-4000
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             (Registrant's telephone number, including area code)

                                     None
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On June 19, 2001, Jones Apparel Group, Inc., a Pennsylvania corporation ("Jones Apparel"), and McNaughton Apparel Group Inc., a Delaware corporation ("McNaughton"), consummated a merger (the "Merger") whereby McNaughton merged with and into a wholly owned direct subsidiary of Jones Apparel pursuant to an Agreement and Plan of Merger ("the Merger Agreement") dated as of April 13, 2001. As a result of the Merger, McNaughton has become a wholly owned direct subsidiary of Jones Apparel.

         Jones Apparel issued a press release announcing the completion of the Merger on June 19, 2001, a copy of which is attached hereto as Exhibit 99.1.

         Pursuant to the Merger and the other transactions contemplated by the Merger Agreement, each share of McNaughton common stock, par value $0.01 per share, was converted into the right to receive 0.282 of a share of Jones Apparel common stock, par value $0.01 per share, and $10.50 in cash. Jones Apparel will issue approximately 2,990,500 shares of Jones Apparel common stock and pay approximately $111,343,000 in cash in exchange for the shares of McNaughton common stock.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.                Description
-----------                -----------

99.1 Press release dated June 19, 2001, announcing the completion of acquisition of McNaughton Apparel Group Inc. by Jones Apparel Group, Inc.


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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        JONES APPAREL GROUP, INC.

Date:  June 20, 2001                      By  /s/ Ira M. Dansky
                                            ---------------------------
                                              Name:  Ira M. Dansky
                                              Title: General Counsel



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                                 EXHIBIT INDEX



Exhibit No.                Description
-----------                -----------

99.1 Press release dated June 19, 2001, announcing the completion of acquisition of McNaughton Apparel Group Inc. by Jones Apparel Group, Inc.